UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 14, 2008
(Date of Report/Date of earliest event reported)

SOUTHERN COPPER CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-14066	13-3849074
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11811 North Tatum Blvd., Suite 2500, Phoenix, AZ 85028

(Address and zip code of principal executive offices)

(602) 494-5328

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

8.01 Other Events

On January 14, 2008, Grupo Mexico S. A. B. de C. V., the indirect majority stockholder of Southern Copper Corporation (the “Company”), announced that the Mexican Conciliation and Arbitration Council had declared without effect the illegal strike commenced at Mexicana de Cananea, S. A. de C. V., a subsidiary of the Company.  As a result hundreds of workers returned to work.  The Cananea union obtained from a federal judge an injunction preventing the Company from firing any worker until the procedure before the courts is finalized.  The rights of any worker that wishes to return to work at the mine are also protected by the court order.

The Company is preparing to resume operations at the mine as soon as practicable.  It has retained the services of Dupont and Safety Solutions International, renowned experts in workplace safety and risk management.  Dupont and Safety Solutions International will undertake a review of the current conditions at the mine installations to ensure that Mexicana de Cananea complies with the highest safety standards.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Southern Copper Corporation
(Registrant)

By:	/s/ Armando Ortega Gómez

Vice President, Legal, General Counsel and Secretary

Date: January 14, 2008